Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, California Trust 220, Florida Trust 141 and New York Trust 258:

We consent to the use of our report dated November 17, 2005, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

November 17, 2005